                                                                    Exhibit 10.1

                REFRESHED SOFTWARE LICENSE AND SUPPORT AGREEMENT
                            dated as of March 1, 2002
                                 by and between
                                PEGASYSTEMS INC.
                                       and
                            FIRST DATA RESOURCES INC.

                REFRESHED SOFTWARE LICENSE AND SUPPORT AGREEMENT

This Refreshed Software License and Support Agreement (this "Agreement") is entered into as of March 1, 2002, by and between PEGASYSTEMS INC., a Massachusetts corporation with its principal place of business at 101 Main Street, Cambridge, Massachusetts 02142-1590 ("Pegasystems"), and FIRST DATA RESOURCES INC., a Delaware corporation with its principal place of business at 7302 Pacific Street, Omaha, Nebraska 68114 ("FDR").

     WHEREAS, Pegasystems is in the business of inter alia developing, marketing, licensing, and installing customer service management software to automate customer interactions, including the Software (as hereafter defined); and

     WHEREAS, FDR and its Affiliates are in the business of providing information processing products and services to a broad range of financial institutions and other commercial enterprises;

     WHEREAS, Pegasystems and FDR are parties to a Software License and Support Agreement, dated as of June 27, 1997 (the "1997 Agreement"), under the terms of which FDR and its Affiliates obtained from Pegasystems: (i) the right to use the Software to create Derivative Works (as hereinafter defined); (ii) the right to use the Software and the Derivative Works in connection with the development, provision, and delivery of Products (as hereinafter defined); (iii) the right to market, distribute, and sublicense the Software and Derivative Works to clients of FDR and its Affiliates, and; (iv) certain maintenance, upgrade, enhancement and support services for the Software;

     WHEREAS, Pegasystems and FDR wish to terminate the 1997 Agreement, the OPCF Agreement (defined below), the letter agreement between the parties dated February 1, 2000, and the letter agreement between the parties dated September 25, 1998, and to entirely refresh their agreements and understandings with respect to the subject matters covered by those agreements;

     NOW THEREFORE, in consideration of the premises, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pegasystems and FDR agree as follows:

                                   DEFINITIONS

     Unless the context shall otherwise require, the capitalized terms used herein shall have the respective meanings specified below:

     "AAA" means the American Arbitration Association.
      ---

     "AAA Rules" means AAA's then-current Commercial Arbitration Rules.
      ---------

     "Acquirer" means a Person which has an arrangement with a Merchant to
      --------
obtain Tickets from such Merchant and present the Tickets to an Issuer for payment.

     "Active Account" means, for any month, a cardholder account (or its
      --------------
equivalent) of an Active Account Client maintained on the Omaha Platform that has debit or credit activity or a balance during such month and for which a statement (or its equivalent) is issued or made available to the related cardholders.

     "Active Account Client(s)" has the meaning specified in Section 5.1(d).
      ------------------------                               --------------

     "Active Account Credit" has the meaning specified in Section 5.1(d).
      ---------------------                               --------------

     "Active Account Fee" has the meaning specified in Section 5.1(d).
      ------------------                               --------------

     "Affiliate" means, with respect to any Person, any other Person which,
      ---------
directly or indirectly, owns or controls, is owned or controlled by, or is under common control with, such Person, provided, however, that Alan Trefler shall not be considered an Affiliate. As used herein, "control" means the power to direct the management or affairs of a Person and "ownership" means the beneficial ownership of more than 50% of the equity securities of the Person.

     "Arbitrators" has the meaning specified in Section 12.3(b)(ii).
      -----------                               -------------------

     "Basic Qualifications" has the meaning specified in Section 12.3(b)(ii).
      --------------------                               -------------------

     "Cards" has the meaning specified in Exhibit B.
      -----                               ---------

     "Confidential Information" has the meaning specified in Section 10.1.
      ------------------------                               ------------

     "Derivative Works" means derivative works (as defined in ss. 101 of the
      ----------------
Copyright Act) of the Software that were created in whole or in part by or on behalf of FDR or its Affiliates and owned by FDR pursuant to the terms of the 1997 Agreement, and for purposes of this Agreement consist of all or any portion of the Evolve Applications or the OPCF Application, including any further modifications, enhancements, updates or upgrades of any of the foregoing created pursuant to this Agreement.

     "Dispute" has the meaning specified in Section 12.3(a).
      -------                               ---------------

     "Documentation" has the meaning specified in Section 4.5.
      -------------                               -----------

     "Effective Date" shall mean March 1, 2002.
      --------------

     "Encumbrance" shall mean any lien, claim, charge, security interest,
      -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind which could materially impair the ability of FDR or any of its Affiliates to use or exploit the item that is so encumbered.

     "End User" means any Third Party who is authorized by FDR or an Affiliate
      --------
of FDR to use the Software or a Derivative Work pursuant to an End User Agreement, whether such use is on a system maintained by the Third Party, or on a system maintained by FDR or an Affiliate and accessed remotely by the Third Party through the Internet or other public or private network.


     "End User Agreement" means an agreement between FDR or an Affiliate of FDR
      ------------------
and an End User pursuant to which such End User is granted limited rights to use the Software or a Derivative Work, and including, where applicable to use of the Software, the terms and conditions set forth in Exhibit E.
                                                ---------

     "Escrow Agreement" has the meaning specified in Section 11.1.
      ----------------                               ------------

     "Evolve Applications" means collectively the E-Customer Service
      -------------------
Application, Evolve Collections Application, Evolve Customer Service Application and Evolve Credit Application.

     "Evolve Collections Application" means a Derivative Work that delivers
      ------------------------------
account collections functionality and is currently marketed by FDR under the brand name "Evolve Collections".

     "Evolve Credit Application" means a Derivative Work that delivers account
      -------------------------
credit functionality and is currently marketed by FDR under the brand name "Evolve Credit".

     "Evolve Customer Service Application" means a Derivative Work that delivers
      -----------------------------------
customer service functionality and is currently marketed by FDR under the brand name "Evolve Customer Service".

     "E-Customer Service Application" means a Derivative Work that delivers
      ------------------------------
customer service functionality in an e-commerce environment and is currently marketed by FDR under the brand name "e-Customer Service" or "Evolve E-Customer Service".

     "Exhibit I Clients" has the meaning set forth in Exhibit I.
      -----------------                               ---------

     "Expenses" means any and all expenses incurred in connection with
      --------
investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under the Agreement (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "FDR Client" means a customer of FDR which is then currently using the
      ----------
Evolve Collections Application, the Evolve Customer Service Application or the Evolve Credit Application.

     "Intellectual Property Right" means the intangible legal right or interests
      ---------------------------
evidenced by or embodied in: (i) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, letters patent, patent applications, trade secrets, and know-how; (ii) any work of authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; (iii) any trademark, trade name, or service mark; and (iv) any other similar rights.

     "Issuer" means an issuer of Cards.
      ------

     "Losses" means any and all losses, costs, obligations, liabilities,
      ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

     "MasterCard" means MasterCard International, Inc., and its successors and
      ----------
assigns.

     "Merchant" means a Person which has the right to acquire or otherwise
      --------
acquire a Ticket as payment for goods, services or otherwise.

     "1997 Agreement" has the meaning given in the recitals to this Agreement.
      --------------

     "New Releases" means any enhancements, upgrades, or new releases of the
      ------------
Software.

     "Omaha Platform" means the transaction processing systems presently located
      --------------
in Omaha, Nebraska, Tulsa, Oklahoma, and Sidney, Australia, and related call centers, wherever located, or the successors to any such systems wherever located; provided this definition does not include the transaction processing systems of PaySys International Inc. or First Data Europe.

     "OPCF Agreement" means the letter agreement between the parties dated June
      --------------
30, 2001, concerning the development and use of the OPCF Application.

     "OPCF Application" means a Derivative Work developed by the parties and
      ----------------
licensed to FDR under the OPCF Agreement, which work provides product control file functionality that is maintained by FDR on servers operated by FDR and accessed remotely by a Third Party through the Internet or other public or private network.

     "Payee" has the meaning specified in Section 5.3.
      -----                               -----------

     "Payer" has the meaning specified in Section 5.3.
      -----                               -----------

     "Payments" has the meaning specified in Section 5.3.
      --------                               -----------

     "Pegasystems Application" means a Card application proprietary to
      -----------------------
Pegasystems or in which Pegasystems has a financial or ownership interest, which has substantially similar functionality to the Evolve Collections Application, the Evolve Customer Service Application or the Evolve Credit Application.

     "Pegasystems Client" shall mean a customer of Pegasystems which is then
      ------------------
currently using a Pegasystems Application.

     "Person" means any general partnership, limited partnership, corporation,
      ------
limited liability company, bank or other financial institution, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

     "Product" has the meaning specified in Exhibit B.
      -------                               ---------

     "Relationship Manager" has the meaning specified in Article 3.
      --------------------                               ---------

     "Senior Level Policy Team" has the meaning specified in Section 12.3(a).
      ------------------------                               ---------------

     "Service Bureau Processing" means the processing by FDR or any of its
      -------------------------
Affiliates of data of FDR, any of its Affiliates, or any customers of FDR or any of its Affiliates.

     "Software" means the Pegasystems' application development architecture,
      --------
including the core software components, tools, templates, rules, definitions, documentation and other materials which are identified in Exhibit A.
                                                          ---------

     "Software License Fees" has the meaning set forth in Section 5.1(a).
      ---------------------                               --------------

     "Software Maintenance Fees" has the meaning set forth in Section 5.1(b).
      -------------------------                               --------------

     "Support and Maintenance Period" has the meaning set forth in Section
4.2(d).

     "Templates" has the meaning specified in Exhibit A.
      ---------                               ---------

     "Term" shall have the meaning set forth in Section 9.1.
      ----                                      -----------

     "Third Party" means any Person other than FDR, Pegasystems, or their
      -----------
respective Affiliates.

     "Ticket" means a record (whether paper, magnetic, electronic or otherwise)
      ------
which is created to evidence the use of a Card as payment for goods, services, cash advances or otherwise for a credit or refund or otherwise performs in a similar payment authorization function.

     "Visa" means, individually or collectively, as appropriate, VISA U.S.A.,
      ----
Inc., and/or VISA International, Inc., and either of their successors or assigns.

Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. The headings to the Articles and Sections hereof are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections, and Exhibits mean the Articles, Sections, and Exhibits of this Agreement. Any Exhibits are hereby incorporated by reference into and shall be deemed a part of this Agreement. Unless the context clearly indicates otherwise, the word "including" means "including but not limited to."

                                    ARTICLE 1
                       TERMINATION OF EXISTING AGREEMENTS

     The 1997 Agreement, the OPCF Agreement, the letter agreement between the parties dated February 1, 2000, and the letter agreement between the parties dated September 25, 1998, are terminated as of March 1, 2002, and replaced in their entirety with the terms and conditions of this Agreement.

                                    ARTICLE 2
                                  LICENSE GRANT

     2.1. License to Use Software. (a) Pegasystems hereby grants to FDR and its
          -----------------------
Affiliates a nontransferable (except as provided herein), nonexclusive, worldwide license to: (i) use the Software in connection with the development, provision and delivery of Derivative Works for Products that may be used on or in connection with the Omaha Platform or by End Users who process on the Omaha Platform; (ii) use, modify, enhance, update and upgrade the Derivative Works or any portion thereof in connection with the development, provision and delivery of Derivative Works for Products on the Omaha Platform; and (iii) market, distribute and sublicense the Software and/or all or any portion of the Derivative Works (but not the Software alone) to such End Users in connection with the development, provision and delivery of Derivative Works for Products on the Omaha Platform; provided, however, that FDR may not use the Software under subparts (i) through (iii) hereof to provide or deliver Derivative Works for Products in connection with any Card portfolio in which the majority of cardholder accounts do not have account addresses in North America, South America or Australia, if such Card portfolio is not receiving transaction processing services on or from the Omaha Platform as of the Effective Date. Notwithstanding anything in this Agreement to the contrary, FDR's rights in the Derivative Works shall not be construed to provide ownership rights in the Software or its design. Upon payment in full of the Software License Fees set forth in Section 5.1(a), the licenses granted under this Section 2.1(a) shall
         --------------                                  --------------
become perpetual and irrevocable.

          (b) Without limiting Section 2.1(a), the license rights granted
                               --------------
hereunder include: (i) the right to use the Software and Derivative Works for the provision of Service Bureau Processing for customers of FDR and its Affiliates solely in connection with Products; (ii) the right to make such copies of the Software and Derivative Works and install the Software and Derivative Works at such locations as FDR and its Affiliates reasonably deem necessary to effectuate this Section 2.1, provided that Pegasystems' proprietary
                             -----------
notices are reproduced on any copies of the Software; and (iii) the right to use the Software and Derivative Works for data storage back-up, archival, and disaster recovery purposes.

          (c) (i) Except pursuant to the Escrow Agreement, neither FDR nor any of its Affiliates (nor any Person under its Control or employ) shall, directly or indirectly, reverse engineer, disassemble, decompile, or take or permit to be taken any similar action, or in any way use the Software's source code, object code or Documentation to create any Intellectual Property Right that provides functionality similar to that of the Software. If FDR obtains access to the source code or other Deposit Materials (as defined in the Escrow Agreement) under the terms of the Escrow Agreement, FDR's right therein shall be coextensive with the rights granted under this Section 2.1.
                   -----------

              (ii) FDR will immediately advise Pegasystems in writing once FDR or any of its Affiliates has reason to believe that any provision of this
Section 2.1(c) has been violated.
--------------

              (iii) Notwithstanding any other provision of this Agreement, any breach or violation of Section 2.1(c)(i) by FDR or any of its Affiliates shall
                       -----------------
constitute a material breach permitting Pegasystems to terminate this Agreement in accordance with the provisions of Section 9.3(a).
                                     --------------

          (d) Nothing herein shall be deemed to prevent or preclude FDR from developing, licensing, using, marketing or selling software (other than the Software or any Derivative Work) that, from an architectural point of view (i.e., an integrated application development architecture containing a rules engine and work-flow automation) performs the same function or a substantially similar function as the Software.

          (e) FDR agrees that neither FDR nor its Affiliates shall distribute or sublicense the Software to any Third Party unless such Third Party has signed an End User Agreement.

     2.2. Sublicense of Evolve Applications. In the event Pegasystems desires to
          ---------------------------------
license the Evolve Applications for sublicensing to customers, Pegasystems and FDR will enter into a separate license agreement with appropriate terms and conditions, including provision for a license fee to FDR of five million dollars ($5,000,000), payable immediately upon signing of such license agreement, and an ongoing royalty to FDR of fifteen percent (15%).

     2.3. Reservation of Rights. Each party reserves for its sole benefit all
          ---------------------
rights not specifically granted to the other party under this Agreement.
Specifically:

          (a) Pegasystems reserves all ownership rights in the Software, interfaces and standard exits which Pegasystems has developed to enhance the capabilities and interoperability of the Software and the Products, and the parties agree that such Software, interfaces and exits (identified in Exhibit A)
                                                                      ---------
shall not be deemed a "joint work" under the Copyright Act. Except as expressly provided in this Agreement, Pegasystems does not transfer or license any Intellectual Property Right to FDR or its Affiliates.

          (b) FDR reserves all ownership rights in the Derivative Works and Products and the interfaces and standard exits FDR developed to enhance the interoperability of the Software and the Derivative Works and Products, and the parties agree that neither the Products, the Derivative Works, or such interfaces and exits shall be deemed a "joint work" under the Copyright Act. FDR does not transfer or license any Intellectual Property Right to Pegasystems with respect to the Evolve Applications, OPCF or any Derivative Works or Products.

     2.4. Resources. Pegasystems shall provide resources for development work on
          ---------
a time and materials basis as set forth in Exhibit G, less a discount of 15%.
                                           ---------

     2.5. Use of Trademarks. FDR may, at its sole option, use Pegasystems' name
          -----------------
or trademarks in advertisements or promotional materials for the Software, Derivative Works, or Products, provided that FDR shall not incorporate any Pegasystems trademark into the name of any Derivative Work or Product without Pegasystems' consent. FDR shall in each such case comply with Pegasystems' reasonable policies regarding the use of Pegasystems' trademarks.

                                    ARTICLE 3
                             RELATIONSHIP MANAGEMENT

     Both parties shall designate one of its employees to be its relationship manager (the "Relationship Manager"). Each Relationship Manager's responsibilities shall include, without limitation: (i) having direct responsibility for the overall performance of its party under this Agreement;
(ii) interacting with the other party's Relationship Manager; and (iii) supervising the performance of such party's obligations under this Agreement. The Relationship Managers of the parties shall meet telephonically or in person, as needed, but no less often than quarterly to review and resolve issues relating to this Agreement.

                                    ARTICLE 4
                             SUPPORT AND MAINTENANCE

     4.1. Support and Maintenance. During the Support and Maintenance Period,
          -----------------------
Pegasystems shall: (i) maintain and support the Software for the purposes for which it is designed; and (ii) support the Software in any hardware or software operating environment supported by Pegasystems. FDR shall be offered any New Release of the Software when it is released generally to other Pegasystems customers.

     4.2. Support and Maintenance for FDR and its Affiliates. (a) Pegasystems
          --------------------------------------------------
shall provide to FDR and its Affiliates during the Support and Maintenance Period, the support and maintenance services set forth in Exhibit D.
                                                          ---------

          (b) FDR will be responsible for providing primary customer support to End Users for Derivative Works. During the Support and Maintenance Period, Pegasystems' customer support obligation with respect to Derivative Works for End Users shall be to consult with FDR regarding specific support issues which FDR has made best efforts to resolve, but has been unable to resolve, and at the request of FDR, Pegasystems shall interact with the End User.

          (c) During the Support and Maintenance Period, Pegasystems will be responsible for providing primary customer support to End Users for the Software according to the terms set forth in Exhibit D.
                                    ---------

          (d) For the purposes of this Agreement, the "Support and Maintenance Period" shall be the years 2002 through 2003, and thereafter during any year in which FDR elects to receive Support and Maintenance services and pays the Software Maintenance Fees set forth in Section 5.1(b).
             --------------

     4.3. Training. Pegasystems shall provide training to FDR according to the
          --------
terms set forth in Exhibit D.
                   ---------

     4.4. Resources. The parties shall provide personnel and other resources for
          ---------
support and maintenance according to the terms set forth in Exhibit D.
                                                            ---------

     4.5. Documentation. Pegasystems has previously furnished and shall continue
          -------------
to furnish in electronic form to FDR documentation relating to the Software, training and maintenance ("Documentation") during the Support and Maintenance Period. The Documentation shall be consistent with industry practice for software similar to the Software for uses similar to the uses authorized hereunder. FDR may reproduce such documentation in hardcopy form, for its use and for its End Users, provided that FDR reproduces Pegasystems' proprietary notices.

                                    ARTICLE 5
                                     PAYMENT

     5.1. Fees. (a) FDR shall pay to Pegasystems the Software License Fees shown
          ----
in Exhibit H. FDR shall pay the Software License Fees in the monthly amounts
   ---------
shown in Exhibit H on the twenty-first day of each month (e.g., the payment for
         ---------
April 2002 will occur on April 21, 2002). Upon the final payment of the fees under this Section, as reflected in Exhibit H, FDR's license in the Software and
                                    ---------
Derivative Works under this Agreement shall become perpetual and irrevocable as set forth in Section 2.1.
             -----------

          (b) In addition to the Software License Fees, FDR shall pay to Pegasystems annual Software Maintenance Fees in the amount of $900,000, payable on January 21 of 2003, and of any year after 2003 in which FDR elects to receive Support and Maintenance Services. If the Support and Maintenance Period is allowed to lapse, then FDR may not reinstate a Support and Maintenance Period without paying for all missed Support and Maintenance Periods.

          (c) If this Agreement is fully executed by Pegasystems on or before March 31, 2002, FDR shall pay a signing bonus of $940,000.00 immediately upon execution.

          (d) In addition to the Software License Fees and Software Maintenance Fees, an annualized fee, payable monthly, will be calculated based upon the number of Active Accounts of any (i) Exhibit I Clients or (ii) Pegasystems Client (A) which begins using the Evolve Collections Application, the Evolve Customer Service Application or the Evolve Credit Application, and (B) such use of the Evolve Application causes Pegasystems to incur diminished revenue from the respective Pegasystems Application (collectively, "Active Account Clients"), that have subscribed to and are using the Evolve Collections Application, the Evolve Customer Service Application or the Evolve Credit Application (the "Active Account Fee"). The Active Account Fee shall be [* - confidential information filed separately by the SEC] per Active Account, per Evolve Application subscribed to by an Active Account Client; provided, however, no Active Account of an Active Account Client shall be counted more than twice regardless of the number of Evolve Applications subscribed to by the Active Account Client for such Active Account. (For example, the monthly amount of Active Account Fees for 10 million Active Accounts of one Active Account Client using the Evolve Customer Service Application and Evolve Collections Application would be as follows: 10 million Active Accounts times [* - Confidential information filed separately with the SEC] times 2 = [* - Confidential information filed separately with the SEC], divided by 12 = [* - Confidential information filed separately with the SEC]. The same amount would result if such Active Account Client used the Evolve Credit Application in addition to the Evolve Collections Application and Evolve Customer Service Application). From the Effective Date, the Active

Account Fee with respect to Exhibit I Clients will be calculated monthly and
                            ---------
aggregated toward a credit to FDR in the amount of $2,500,000 (the "Active Account Credit"). The month after the amount of aggregated Active Account Fees for Exhibit I Clients is equal to or greater than the Active Account Credit, FDR
    ---------
shall begin paying the Active Account Fee to Pegasystems as incurred and calculated each month going forward; provided, however, FDR will pay Active Account Fees for Pegasystems Clients included within the Active Account Clients, regardless of whether the Active Account Credit has been fully satisfied. For the avoidance of doubt, except as expressly provided herein with respect to a Pegasystems Client, no Active Account Fees will be due and payable, and FDR shall not be liable to Pegasystems for Active Account Fees, unless and until the amount of aggregated Active Account Fees calculated hereunder with respect to
Exhibit I Clients from and after the Effective Date is equal to or greater than
---------
$2,500,000. As applicable, the Active Account Fee will be payable on a monthly basis on the twenty-first day of the month based on the number of Active Accounts for the month preceding, determined as of the last day of such month. The calculation of the Active Account Fees shall be adjusted as follows: the Active Account Fee shall be calculated on 33% of Active Accounts of an Active Account Client thirty days after the day the Evolve Application is first installed for such Active Account Client and has passed applicable acceptance tests or is first used in production (the "Installation Date"); 66% of Active Accounts of an Active Account Client sixty days after the Installation Date; and 100% of Active Accounts for an Active Account Client ninety days after the Installation Date and for each month thereafter so long as such Evolve Application is installed. Notwithstanding the foregoing, if FDR allows a customer to use the Evolve Application in a production environment without paying revenue to FDR for such use, the Installation Date for such Evolve Application shall be the earlier of: (x) the date on which FDR begins to receive revenue from such Active Account Client for the use of such Evolve Application; or (y) ninety days after the date on which the Active Account Client began to use the Evolve Application in a production environment.

     5.2. Fixed Fees. The Software License Fees set forth in Section 5.1(a) and
          ----------                                         --------------
the Active Account Fees set forth in Section 5.1(d) shall be fixed, and shall
                                     --------------
not be subject to adjustment for changes in the Consumer Price Index or for any other reason. Starting in 2005, the Software Maintenance Fees may be subject to change at Pegasystems' election based upon percentage increases in the Consumer Price Index for All Urban Workers ("CPI-U"), as published by the U.S. Department of Labor. Pegasystems may increase the Software Maintenance Fees once per year (effective for the Software Maintenance Fees paid in January of a year) by a percentage amount equal to the percentage change in the CPI-U during a period described below up to three percent (3%). For increases in the CPI-U for the given time period which exceed three percent (3%), Pegasystems may increase the Software Maintenance by an additional amount not to exceed one-half (1/2) of the percentage by which the percentage change in the CPI-U for such period exceeds three percent (3%). (For example, if the CPI-U for 2005 increases by 9%, Pegasystems may increase the Software Maintenance Fees payable January 21, 2006 by 6% [3 + (1/2 times 6) = 6]. Pegasystems shall notify FDR of the percentage change in the CPI-U which shall be calculated by comparing the CPI-U at the beginning and end of a twelve month period ending three months prior to the effective date of any such increase. Notwithstanding the foregoing, the Software Maintenance Fees may increase up to the percentage increase in CPI-U in the event FDR elects not to receive Support and Maintenance for one year or more.

     5.3. Taxes. FDR shall pay or hold Pegasystems harmless from any and all
          -----
taxes, value added taxes, charges, duties, and the like arising from any End User's use of the Software or Products, excluding only any taxes based upon the net income or net worth of Pegasystems or any taxes imposed in lieu of such taxes on net income or net worth. In addition to any amounts ("Payments") payable under this Agreement by one party ("Payer") to the other party ("Payee"), the Payer shall be responsible for any value added taxes, sales taxes, and other transfer-based taxes imposed on such Payments, excluding, however, all taxes based upon the net income or net worth of Payee or any taxes imposed in lieu of such taxes on net income or net worth. In all events, Payer (or, with respect to taxes specified in the first sentence of this Section 5.3, FDR) shall have the
                                              -----------
right to control any proceeding involving any taxes described herein for which Payer is responsible and shall receive the reasonable cooperation of Payee in respect thereof.

     5.4. Equalization of Fees. In the event (i) an FDR Client begins using a
          --------------------
Pegasystems Application and (ii) FDR should incur diminished revenue from the respective Evolve Application due to the usage of the Pegasystems Application by such FDR Client, Pegasystems will pay to FDR fifteen percent (15%) of the software license fees (or other fees attributable to the usage of the Pegasystems Application) and maintenance fees received by Pegasystems from such client with respect to the Pegasystems Application, payable as earned by Pegasystems.

     5.5. Audit. Each party shall, upon request, provide to the other party
          -----
information reasonably pertaining to the disclosing party's compliance with the terms of this Agreement, but only to the extent the disclosure of such information does not violate confidentiality obligations of the disclosing party.

                                    ARTICLE 6
                                   WARRANTIES

     6.1. Warranties of FDR. FDR represents and warrants that:
          -----------------

          (a) It is a corporation validly organized and existing under the laws of the State of Delaware;

          (b) It has full power and authority under its organizational documents and the laws of the State of Delaware to execute and deliver this Agreement and to perform its obligations hereunder;

          (c) It has by proper action duly authorized the execution and delivery of this Agreement, when validly executed and delivered, this Agreement shall constitute legal, valid, and binding agreement of FDR enforceable in accordance with its respective terms; and

          (d) The execution, delivery and performance of this Agreement does not and will not conflict in any material respect with or constitute a material default under its organizational documents or under the terms and conditions of any documents, agreements (oral or written) or other writings to which it is a party.

     6.2. Warranties of Pegasystems. Pegasystems represents and warrants that:
          -------------------------

          (a) It is a corporation validly organized and existing under the laws of the Commonwealth of Massachusetts;

          (b) It has full power and authority under its organizational documents and the laws of the Commonwealth of Massachusetts to execute and deliver this Agreement and to perform its obligations hereunder;

          (c) It owns all rights in the Software, free of Encumbrances or has the necessary rights to license the Software to FDR, its Affiliates, and End Users as provided herein;

          (d) It owns all property rights or has all rights and licenses necessary to grant to FDR the rights granted hereunder and to perform Pegasystems' obligations hereunder;

          (e) It has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered, this Agreement shall constitute a legal, valid, and binding agreement of Pegasystems enforceable in accordance with its terms;

          (f) The execution, delivery and performance of this Agreement does not and will not conflict in any material respect with or constitute a material default under its organizational documents or under the terms and conditions of any documents, agreements (oral or written) or other writings to which it is a party;

          (g) It has used and will use its best efforts to ensure that no computer viruses are coded or introduced into the Software or the Derivative Works by Pegasystems or its employees. Pegasystems agrees that in the event that a virus is found, it will use its best efforts to assist FDR in reducing the effect of such virus. Pegasystems shall have no liability or obligation under this Section 6.2(g) if FDR has not conducted commercially reasonable virus
     --------------
checking procedures in each instance before initially using or providing the Derivative Works to each End User.

          (h) The Software shall be free of any disabling mechanism or device, hidden program, time-out or lock-out mechanism;

          (i) (1) It possesses the equipment, personnel and other expertise necessary to develop, support and maintain the Software and deliver the services contemplated hereunder; (2) the development, support and maintenance of the Software and the delivery of the services contemplated hereunder shall be in a professional and workmanlike manner in accordance with the highest applicable professional standards; and (3) the development, support and maintenance of the Software and the delivery of the services contemplated hereunder shall not be performed in violation of any applicable law, rule or regulation of any jurisdictions in which Pegasystems does business;

          (j) The Software when used by FDR, its Affiliates and their End Users as contemplated by this Agreement does not and shall not infringe any Intellectual Property Right of any Third Party;

          (k) The Software: (i) is fully operable on all hardware and software operating environments currently supported by Pegasystems in its lines of business; and (ii) is the current version of all software of Pegasystems that may be used for the purposes contemplated by this Agreement; and

          (l) The documentation for the Software shall be sufficient to describe the use, operation and system and hardware requirements for the Software.

     6.3. No Other Warranties. THE WARRANTIES SET FORTH IN THIS ARTICLE 6 AND
          -------------------                                   ---------
ELSEWHERE IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY MAKES TO THE OTHER ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE 7
                                   INDEMNITIES

     7.1. FDR's Indemnification. FDR will indemnify Pegasystems, its Affiliates,
          ---------------------
and their respective officers, employees, and agents, from and against any Losses and Expenses arising out of or relating to: (a) the use of Software or Derivative Works by FDR, its Affiliates, and their End Users, except to the extent that any such Loss or Expense (i) arises out of Pegasystems' material breach of this Agreement or (ii) is a Loss or Expense for which Pegasystems is required to indemnify FDR, its Affiliates, and their respective End Users pursuant to Section 7.2(b); or (b) a material breach by FDR or its Affiliates of
            --------------
a material representation, warranty, or covenant contained in this Agreement.

     7.2. Pegasystems' Indemnification. (a) Pegasystems will indemnify FDR, its
          ----------------------------
Affiliates, and their respective officers, employees, and agents, from and against any Losses and Expenses arising out of or relating to a material breach by Pegasystems or its Affiliates of any material representation, warranty or covenant contained this in Agreement.

          (b) Pegasystems will indemnify FDR, its Affiliates, and their respective officers, employees, agents, and End Users, from and against any Loss or Expense arising out of or relating to a claim that (i) the Software as used by FDR, its Affiliates or their respective End Users as contemplated by this Agreement or (ii) Pegasystems' name or trademarks infringes the Intellectual Property Right of any Third Party, provided that the party seeking indemnification promptly notifies Pegasystems of each claim that comes to such party's attention, and cooperates fully with and permits Pegasystems to control its disposition. FDR may at its own expense participate in any action arising from any such infringement claim. To resolve any claim, Pegasystems may (i) procure Intellectual Property Rights sufficient to resolve the claim or (ii) replace or modify the allegedly infringing software so that it becomes noninfringing, provided, however, that any such replacement or modification shall not adversely affect the performance of the Software or Pegasystems' obligations under this Agreement. Notwithstanding anything to the contrary in this Section 7.2(b), Pegasystems' obligations under
                                 --------------
this Section 7.2(b) do not extend to claims of infringement to the extent that
     --------------
such claims are based on Derivative Works or modifications to the Software developed by FDR.

                                    ARTICLE 8
                             LIMITATION OF LIABILITY

     8.1. Limitation of FDR's Liability. Except for the obligation to pay fees
          -----------------------------
to Pegasystems pursuant to Article 5, FDR's aggregate liability within any
                           ---------
calendar year to Pegasystems and its Affiliates for all matters arising from, out of, or in connection with this Agreement, whether in contract, tort, or otherwise, shall be limited to an amount not to exceed $ 9,250,000.

     8.2. Limitation of Pegasystems' Liability. Except for the liabilities of
          ------------------------------------
Pegasystems caused by breach of the warranty in Section 6.2(f) or provided for
                                                --------------
in Section 7.2(b), which liabilities shall be unlimited, Pegasystems' aggregate
   --------------
liability within any calendar year to FDR and its Affiliates for all matters arising from, out of, or in connection with this Agreement, whether in contract, tort, or otherwise, shall be limited to an amount not to exceed $9,250,000.

     8.3. No Special Damages. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO
          ------------------
THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES.

                                    ARTICLE 9
                              TERM AND TERMINATION

     9.1. Term. This agreement shall commence on the Effective Date and shall
          ----
continue in effect until terminated in accordance with the provisions of this
Article 9.
---------

     9.2. Termination by FDR. Notwithstanding anything in this Agreement to the
          ------------------
contrary, FDR may terminate this Agreement:

          (a) If Pegasystems fails to maintain or support the Software, no longer has as a principal line of business the development of workflow automation engine software, or otherwise is in material breach of this Agreement, and thirty (30) days after FDR gives notice of such breach (with designation that such breach is grounds for termination) to Pegasystems, Pegasystems has not: (i) cured such breach; or (ii) taken steps that would, in FDR's reasonable judgement, cure such breach within an acceptable period of time;

          (b) Immediately upon notice to Pegasystems if: (i) Pegasystems becomes bankrupt, insolvent (either a deficit in net worth or the inability to pay debts as they mature), or is dissolved; (ii) Pegasystems makes an assignment for the benefit of its creditors or an offer of settlement, extension, or composition to its unsecured creditors generally; (iii) Pegasystems has ceased to do business, for any reason, for a period of at least ten (10) days; or (iv) Pegasystems files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise, or a case is commenced or a petition is filed against Pegasystems under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar law for the relief of debtors from time to time in effect and generally affecting the rights of creditors, and such filing is not dismissed within sixty (60) days after being served on Pegasystems.

          (c) For convenience at any time by giving ninety (90) days advance notice to Pegasystems. Fees paid and payable through the effective date of termination under this Section 9.2(c) are non-refundable.
                       --------------

     9.3. Termination by Pegasystems. Notwithstanding anything in this Agreement
          --------------------------
to the contrary, Pegasystems may terminate this Agreement:

          (a) If FDR is in material breach of this Agreement, and thirty (30) days after Pegasystems gives notice of such breach to FDR (with designation that such breach is grounds for termination), if FDR has not: (i) cured such breach; or (ii) taken steps that would, in Pegasystems' reasonable judgement, cure such breach within an acceptable period of time; provided if the alleged breach is the failure to pay any portion of the fees under Section 5.1, and FDR has
                                                 -----------
disputed its obligation to pay any such amount, non-payment shall not be grounds for termination until thirty (30) days after FDR fails to pay any amount found to be due pursuant to the dispute resolution procedures set forth in Section
                                                                     -------
12.3(a) in the event of a dispute under Sections 5.1(a)-(c), and Section 12.3 in
-------                                 -------------------      ------------
the event of a dispute under Section 5.1(d).
                             --------------

          (b) Immediately upon notice to FDR if: (i) FDR becomes bankrupt, insolvent (either a deficit in net worth or the inability to pay debts as they mature), or is dissolved; (ii) FDR makes an assignment for the benefit of its creditors or an offer of settlement, extension, or composition to its unsecured creditors generally; (iii) FDR has ceased to do business, for any reason, for a period of at least ten (10) days; or (iv) FDR files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise, or a case is commenced or a petition is filed against FDR under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar law for the relief of debtors from time to time in effect and generally affecting the rights of creditors, and such filing is not dismissed within sixty (60) days after being served on FDR.

     9.4. Consequences of Termination. (a) If this Agreement is terminated by
          ---------------------------
Pegasystems under Section 9.3(a) on account of FDR's failure to pay the Software
                  --------------
License Fees due under Section 5.1(a), the licenses granted to FDR under this
                       --------------
Agreement shall be terminated, and FDR shall cease marketing the Software and Derivative Works to new customers and shall immediately stop using the Software and Derivative Works if an election for continued use is not made under Section
                                                                        -------
9.4(d). If, prior to making the final payment of the Software License Fee
------
under Section 5.1(a) this Agreement is terminated by Pegasystems under Section
      --------------                                                   -------
9.3 for any reason other than non-payment, FDR shall have the right to retain
---
the license under Section 2.1, and to have such license become perpetual and
                  -----------
irrevocable by paying the remaining balance of Software License Fees then due within thirty (30) days of such termination.

          (b) If this Agreement is terminated by FDR under Section 9.2 before it
                                                           -----------
has paid all of the Software License Fees due under Section 5.1(a), FDR shall
                                                    --------------
have the right to retain its licenses under this Agreement by continuing to pay such fees, and at such time as those fees are paid in full, FDR's license under this Agreement shall become perpetual and irrevocable as set forth in Section
                                                                      -------
2.1. If FDR elects not to pay the remaining amounts due under Section 5.1(a),
---                                                           --------------
FDR's licenses under this Agreement shall cease.

          (c) If this Agreement is terminated by either party pursuant to Sections 9.2 or 9.3 at any time after FDR has paid in-full the Software License
------------    ---
Fees under Section 5.1(a), FDR's licenses with respect to the Software and
           --------------
Derivative Works under this Agreement shall remain in full force and effect in perpetuity.

          (d) In the event of termination of FDR's license in the Software and Derivative Works for any reason prior to the time FDR has paid in full the Software License Fees under Section 5.1(a), in addition to FDR's rights under
                            --------------
Sections 9.4(a) and 9.4(b), FDR may elect to continue use of the Software and
---------------     ------
Derivative Works as provided herein for a period of up to one hundred eighty
(180) days for purposes of transitioning existing End Users and of orderly cessation of use of the Software and Derivative Works, by continuing to pay the Software License Fees set forth in Exhibit H and Active Account Fees, if
                                   ---------
applicable, or applicable pro rata portions thereof, for the time period of such use.

          (e) If: (i) this Agreement is terminated under Section 9.2(a) or
                                                         --------------
Section 9.2(b) or (ii) Pegasystems terminates Support and Maintenance for any
--------------
reason after FDR has paid in full the Software License Fee under Section 5.1(a),
                                                                 --------------
or prior to such payment if FDR subsequently elects to pay the Software License Fees under Section 9.4(a) or Section 9.4(b) (except with respect to a
           --------------    --------------
termination under Section 9.2(c)), then such termination shall be deemed to be a
                  ---------------
release event under the Escrow Agreement, and FDR shall have a nontransferable, nonexclusive, royalty-free license to use the source code to support the Software and the Derivative Works.

          (f) Upon termination of this Agreement for any reason, each party will promptly cease using and return to the other party: (i) all advertising and promotional materials that bear a trademark or copyright notice of such other party; and (ii) all items (whether tangible or electronic) that contain Confidential Information of the other party, except (A) items that have been properly sold or licensed to the other party, and (B) such materials as FDR may deem necessary to exercise its continuing rights under this Agreement, including the source code for the Software and Derivative Works to the extent FDR has rights thereto under this Agreement.

          (g) In addition, nothing in this Section 9.4 shall limit the right of
                                           -----------
either party to seek injunctive relief, to the extent available in respect of breaches of this Agreement.

     9.5.  Survival. The following provisions shall survive termination or
           --------
expiration of this Agreement: Section 2.1 (to the extent the license under that
                              -----------
Section is or becomes perpetual and irrevocable or FDR otherwise obtains access to the source code or other Deposit Materials under the terms of the Escrow Agreement), Sections 5.1(d), 5.3 and 5.4, Articles 7 and 8, Sections 9.4, 9.5,
            ---------------  ---     ---  ----------     -  ------------  ---
9.6, Articles 10 and 11, and Sections 12.2, 12.3, 12.4, and 12.11.
---  -----------     --      -------------  ----  ----      -----

     9.6.  Rights Cumulative. The rights of the parties to terminate this
           -----------------
Agreement under this Article 9 are cumulative and the existence of any right
                     ---------
under any provision or subsection is not exclusive of any right under any other provision or subsection of this Agreement.

                                   ARTICLE 10
                                 CONFIDENTIALITY

     10.1. Definition. For the purposes of this agreement, the term
           ----------
"Confidential Information" shall mean: (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, product planning information, marketing strategies, marketing or business plans, financial information, operating details, customer relationships or profiles, sales estimates, and internal performance results relating to past, present, or future business activities of either FDR or Pegasystems, or either party's respective Affiliates, or any of their customers, clients, or suppliers; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable or nonpublic or secret in the sense that its confidentiality affords the party from which it is derived a competitive advantage over its competitors or possible competitors; or (c) any confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, innovations, information, know-how, show-how, trade secrets (whether patentable or copyrightable). Without limiting the scope of the foregoing, Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes, or models, and any other tangible or intangible manifestations of any one or more of the foregoing (including electronic records) which either now exist or come into the control or possession of either party.

     10.2. Restrictions. Except as expressly authorized by the prior written
           ------------
consent of the other party, each party shall: (a) limit access to all Confidential Information of the other party received by it to its employees who have a bona fide need to know to consummate the transactions contemplated by
       ---------
this Agreement, and only for use in connection therewith; (b) advise those of its employees, agents, or contractors having any access to the Confidential Information of the other party of the proprietary nature thereof and its obligations hereunder; (c) take all necessary action by instruction or agreement with its employees to protect the confidential nature of the Confidential Information of the other party and to fulfill its obligations under this agreement; (d) safeguard all Confidential Information of the other party received by it using the utmost degree of care (which standard of care shall not be less than the degree of care used by it in safeguarding its own similar information or material); (e) use all Confidential Information of the other party received by it solely to consummate the transactions contemplated by this agreement; (f) not disclose any Confidential Information of the other party to third parties;

and (g) not disclose the terms of this Agreement or provide a copy of it to any third party. Upon the request of either party at the expiration of the Term or the termination of this Agreement, the other party shall surrender to the requesting party all memoranda, notes, records, drawings, manuals, records, and other documentation or materials (and all tangible or electronic copies of the same) pertaining to or including Confidential Information of the requesting party. Upon the return of such materials, an executive officer of the party returning the materials agrees to certify in writing that the foregoing materials have been duly surrendered to the requesting party.

     10.3. Exceptions. The requirements set forth in Section 10.2 shall not
           ----------                                ------------
apply to any Confidential Information that a party can demonstrate: (a) was in the public domain prior to the date of this agreement or which subsequently entered into the public domain through no fault or action of such demonstrating party; (b) was lawfully received by the party from a third party which is not bound by an obligation of confidence to such third party; (c) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; (d) is required to be disclosed in a judicial or administrative proceeding or under a rule or regulation after all reasonable legal and equitable remedies for maintaining such Confidential Information in confidence have been exhausted, including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure (if permitted) as practicable so that the other party may attempt to stop such disclosure to obtain a protective order, an order to disclose such information in camera or
                                                                 ---------
other such relief concerning such disclosure; or (e) is subsequently or independently developed by employees, consultants, or agents of the party disclosing the Confidential Information without violation of the terms of this Agreement.

     10.4. News Releases. Neither FDR nor Pegasystems shall release or publish
           -------------
news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated hereunder without the prior review and written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, however, that either party may make
                                  --------  -------
such disclosures as are required by legal, accounting, or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party and comply generally with this Section 10.4.
                                                            ------------

     10.5. Injunctive Relief. Pegasystems and FDR agree that money damages would
           -----------------
not be a sufficient remedy for a breach of the confidentiality obligations set forth in this Article 10. Accordingly, in addition to all other remedies at law
              ----------
or in equity that either party may have, such party shall be entitled to specific performance and injunctive or other equitable relief arising from any breach of such provisions.

                                   ARTICLE 11
                               SOURCE CODE ESCROW

     11.1. Source Code Escrow. Pegasystems and FDR are parties to a Source Code
           ------------------
Escrow Agreement dated October 9, 1997 (the "Escrow Agreement"). Within thirty
(30) days after the execution and delivery of this Agreement, Pegasystems, FDR and Fort Knox Escrow Services, Inc. (or its successor) shall enter into a letter agreement in the form set forth in Exhibit F with
                                   ---------
respect to continuation of the Escrow Agreement, with such changes in the form as may be reasonably requested by Fort Knox Escrow Services, Inc. (or its successor).

     11.2. Rights under Section 365(n) of the U.S. Bankruptcy Code. All rights
           -------------------------------------------------------
and licenses granted by Pegasystems to FDR and its Affiliates hereunder are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined in
Section 101 of the Bankruptcy Code. The parties agree that FDR and its Affiliates, as licensees of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

                                   ARTICLE 12
                                     GENERAL

     12.1. Assignment and Change in Control. Neither party may assign this
           --------------------------------
Agreement or any interest in it, or delegate any of its obligations under this Agreement, without the prior written consent of the other party, except that (i) FDR may assign this Agreement to an Affiliate without such consent; and (ii) either party may assign this Agreement without such consent to the surviving entity in the event of a merger or consolidation of a party with another entity, to the purchaser of substantially all of the stock of a party, or to a purchaser of all or substantially all of the assets of the business to which the Agreement relates. This Agreement shall be binding upon and inure to the benefit of each party and their permitted successors and assigns.

     12.2. Relationship of Parties. Nothing in this Agreement shall be deemed by
           -----------------------
the parties, or by any Third Party, to create a partnership, joint venture or similar relationship between the parties and, except as otherwise expressly provided herein, no party shall be deemed to be the agent of the other party, it being understood and agreed that neither the method of computing compensation nor any other provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of independent parties contracting for services. Neither party to this Agreement has or shall hold itself out as having any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other party.

     12.3. Dispute Resolution. (a) Subject to Section 12.4, any material
           ------------------                 ------------
dispute, controversy or claim between FDR (or any affiliate of FDR) and Pegasystems (or any affiliate of Pegasystems) arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved in accordance with
                                 -------
this Section 12.3:
     ------------

          (i) Upon written request of FDR or Pegasystems, the issue shall be brought before a committee (the "Senior Level Policy Team") comprised of
                                      ------------------------
     Pam Schwalb and J. C. Dennis representing FDR, and Rick Jones and David Wells representing Pegasystems (or comparable level successors to such individuals, as appropriate). The Senior Level Policy Team shall meet as often as necessary to discuss the Dispute and negotiate in good faith to resolve the Dispute. The members of the

     Senior Level Policy Team may be substituted at the discretion of FDR or Pegasystems, as the case may be, upon five days' notice.

          (ii) Arbitration for the resolution of a Dispute may not be commenced until the earlier of:

                 (A) the date on which the Senior Level Policy Team concludes in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                 (B) fifteen days after the date the Dispute became subject to the review of the Senior Level Policy Team.

          (b) Any Dispute that remains unresolved after compliance with the provisions of Section 12.3(a), regardless of the magnitude thereof or the amount
              ---------------
in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal, may be submitted by either party to, and finally determined by, arbitration in accordance with the provisions of this Section 12.3(b). Arbitration under this Section 12.3(b) shall
                   ---------------                         ---------------
be the sole means for resolving any dispute under this Agreement.

          (i) Any such arbitration shall be conducted by the AAA in accordance with the AAA Rules, except as the AAA Rules conflict with the provisions of this Article 12, in which event the provisions of this Article 12 shall
          ----------                                        ----------
     control.

          (ii)  The arbitration panel (the "Panel") shall consist of three
                                            -----
     arbitrators independent of the parties (the "Arbitrators"). The Arbitrators
                                                  -----------
     shall be appointed pursuant to AAA's Rules for selecting arbitrators. Each Arbitrator shall have at least ten years' experience as a senior manager in the software development or data processing industry (the "Basic
                                                                -----
     Qualifications").
     --------------

          (iii) Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 12.3(b), the
                                                   ---------------
     Arbitrator shall be replaced by the AAA. Each such replacement Arbitrator shall satisfy the Basic Qualifications. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Section 12.3(b) and the AAA Rules.
                                            ---------------

          (iv) The arbitration shall be conducted in Chicago, Illinois, or in such other location as the parties may designate by mutual written consent; provided, however, that the Panel may from time to time convene, carry on
     --------  -------
     hearings, inspect property or documents, and take evidence at any location which the Panel deems appropriate.

          (v) The Panel may in its discretion order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.

          (vi) At any oral hearing of evidence in connection with an arbitration pursuant to this Section 12.3(b), each party and its legal
                                  ---------------
     counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing or except under extraordinary circumstances where, in the opinion of the Panel, the interests of justice require a different procedure.

          (vii) Within fifteen (15) days after the closing of the arbitration hearing, the Panel shall prepare and distribute to the parties a writing setting forth the Panel's findings of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award.

          (viii) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an Arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.

          (ix) A judgment upon the award rendered by the Panel may be entered in any court having jurisdiction thereof.

          (x) FDR and Pegasystems agree to share equally the cost of any administrative fee, any compensation of the Arbitrators and any expenses of any witnesses or proof produced at the direct request of the Panel.

          (xi) The parties shall each bear all their own costs of arbitration, including legal fees.

          (xii) The Panel shall not have the power to award consequential damages.

          (xiii) The Federal Arbitration Act, 9 U.S.C. Sections 1 through 14, except as modified hereby, shall govern the interpretation and enforcement of this Section 12.3(b).
             ---------------

Notwithstanding the foregoing, the parties agree to continue performing their respective obligations under this Agreement while the Dispute is being resolved unless or until such obligations are terminated or expire in accordance with the provisions hereof.

     12.4. Judicial Procedure. Nothing in Section 12.3 shall be construed to
           ------------------             ------------
prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to Section 12.3.
            ------------

     12.5. Notice. All notices from one party to the other shall be in writing
           ------
and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

           If to FDR:
                   First Data Resources Inc.
                   10825 Farnam Drive
                   Omaha, Nebraska 68154
                   Attention: President
                   Telephone Number: (402) 222-6950
                   Telecopy Number:  (402) 222-5094

           With a copy to:
                   First Data Resources Inc.
                   10825 Farnam Drive
                   Omaha, Nebraska 68154
                   Attention: General Counsel
                   Telephone Number: (402) 222-5556
                   Telecopy Number:  (402) 222-7700

           If to Pegasystems:
                   Pegasystems Inc.
                   101 Main Street

                           Cambridge, MA  02142
                           Attention: President
                           Telephone Number: (617) 374-9600
                           Telecopy Number: (617) 374-9620


                  With a copy to:

                           Pegasystems Inc.
                           101 Main Street
                           Cambridge, MA  02142
                           Attention: Vice President and General Counsel Telephone Number: (617) 374-9600
                           Telecopy Number: (617) 374-9620

A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this Section
                                                                     -------
12.5. Delivery to any party designated above to receive copies of notices shall
----
not, by itself, be considered notice to any party pursuant to this Section 12.5,
                                                                   ------------
and that failure to deliver a copy shall not, by itself, cause delivery of notice to any other party to be insufficient or invalid.

     12.6. Waiver. Any term or provision of this Agreement may be waived, or the
           ------
time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of either party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.7.  Force Majeure. Neither party shall be responsible or liable for
            -------------
delays in its performance hereunder resulting from causes beyond its reasonable control (such as government laws or regulations, acts of God, catastrophes, weather difficulties, or labor or transportation problems). Any such cause shall extend the performance of the delayed obligation to the extent of the delay so incurred.

     12.8.  Severability. Wherever possible, each provision hereof shall be
            ------------
interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     12.9.  Entire Agreement. This Agreement, including Exhibits, sets forth all
            ----------------
of the promises, agreements, conditions, and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter. This Agreement may not be modified except by a writing signed by authorized representatives of each party to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.10. Governing Law. This Agreement shall be governed by the laws of the
            -------------
Commonwealth of Massachusetts as to all matters including validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

     12.11. Non-solicitation. During the Term and for one (1) year after the
            ----------------
expiration or other termination of this Agreement:

            (a) Neither FDR nor any of its Affiliates shall, without the prior written consent of Pegasystems, directly or indirectly attempt to specifically solicit any employee of Pegasystems or any of its Affiliates to became an employee of FDR or any of its Affiliates or otherwise induce any such employee to terminate his or her employment with Pegasystems or its Affiliates.

            (b) Neither Pegasystems nor any of its Affiliates shall, without the prior written consent of FDR, directly or indirectly attempt to specifically solicit any employee of FDR or any of its Affiliates to became an employee of Pegasystems or any of its Affiliates or otherwise induce any such employee to terminate his or her employment with FDR or its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PEGASYSTEMS INC                        FIRST DATA RESOURCES INC.

By: /s/ Alan Trefler                   By: /s/ Eula Adams
        Alan Trefler                           Eula Adams
        CEO                                    Senior Executive Vice President

Dated: 3/28/02                         Dated: 3/28/02

                                    EXHIBIT A

                                    SOFTWARE

FDR has received, accepted and delivered into a production environment the following PegaCRM Software items:

     a) PegaWORKS core workflow management and rules-based engine comprised of:


        Item Processing

          . Interactive Tracking and Control

          . Prioritized Worklist

          . Audit Trail

          . Duplicate Searching and Selection

          . Electronic Folder

          . Flexible Unit Processing

          . Extended Duplicate and Offset Search

          . Work Manager

          . Centralized Workbaskets

          . Inbound Workbasket Security

          . Service Routing and Control

          . Quality Control Management

          . Multiple Edit Rules

          . High Volume Processing

          . Objective Based Processing

        Management and Reporting

          . Management Override Facilities

          . Timeliness Standards

          . Aging and Productivity Reports by Operator

          . Operator Group Reporting

          . Quality Reporting

          . Calendar Aging Reports

          .  Weekly Reporting

          .  Multiple Divisions

     b) PegaCONNECT Interface components:

          .  GEXT Go External Interface for C and C++ Programs

          .  GAPI/WFFAPI Interface for C_++ and JAVA

          .  SOAP/XML Interface

          .  MQ Interfacing for IBM MQ messaging

          .  GRDB Interactive Relational Database Interface for Imbedded SQL

          .  3270 Server Foreign Application Interface

          .  Customer Information File Interface

          .  Customer Information Query Interface

          .  Accounting Extract Interface

          .  External Security Interface

          .  Com-In and Com-out Structured Message Interfaces

          .  Formatted Message Processing Interface

     c) MOLINK Dialer API for Mosaix CTI/Outbound Dialer integration

     d) PegaWEB servlet engine for delivery of PegaWORKS user interface to Browser clients.

     e) PegaREACH client for delivery of PegaWORKS user interface to MS Windows based clients.

     f) PegaWORKBENCH development tool for the development of PegaWORKS rules objects and workflows.

                                 Template Access

Pegasystems has provided FDR the capabilities to access and develop template workflow rule objects, which are visibly designated and are subject to special processing in the rule base management routines such that customers cannot modify Template workflow rule objects (or create new rules with the Template designation). Pegasystems has provided FDR with the same developer-privileged access to this Template mechanism (creation of Template workflow rule objects) that Pegasystems provides to its internal developers.

                                    EXHIBIT B

                                    PRODUCTS

"Products" means any information processing services or products provided to any Person in connection with: (i) any electronic payment system principally based on access of accounts or their equivalents by credit cards, retail cards, co-branding cards, corporate/commercial cards, affinity cards, proprietary or private label cards, debit cards, stored value or prepaid cards, chip cards, smart cards, any other instrument or device used to access an account, and the successors of each of the foregoing (collectively, "Cards"); (ii) the use of Cards in connection with home banking and payment systems; and (iii) electronic payment systems marketed for use with Card applications, whether or not such applications are for Card or non-Card accounts. Products shall not include: (i) the development, provision or delivery of Acquirer front-end applications (work station products and services in customer service call centers or through Internet or other direct customer access); (ii) services or products provided in connection with any systems or platforms used primarily for the provision of products or services to oil or petroleum product retailers; or (iii) services or products provided in connection with the current FDR Acquirer systems or platforms (currently referred to as the "CES" or "North Platform" and the "Nabanco" or "South Platform") or their successors which are used primarily for the provision of products and services to Merchants and Acquirers.

Notwithstanding anything to the contrary in this Agreement, Products includes services or products provided to a customer in connection with a system or platform described in clause (ii) of the preceding paragraph and for whom FDR's primary relationship is the provision of products or services for use in connection with Visa or MasterCard Cards.

                                    EXHIBIT C

                   FDR PARTICIPATION IN STRATEGIC PLANNING FOR
              DEVELOPMENT OF FUTURE ENHANCEMENTS AND NEW RELEASES


     FDR shall be entitled to participate in all user groups, information exchanges, client websites and other programs sponsored by Pegasystems for its customers for the purposes of constructive information gathering and best practices evaluation of system design and delivery. FDR agrees to not use this access for direct or indirect selling or marketing of FDR products without the express permission and consent of Pegasystems. Pegasystems will give consideration to any ideas, suggestions or other comments FDR may offer from time to time with respect to the Software, including enhancements or improvements that FDR may suggest.

Pegasystems shall be entitled to participate in all user groups, information exchanges, (FDR-hosted) client websites and other programs sponsored by FDR for its customers for the purposes of constructive information gathering and best practices evaluation of system design and delivery as applicable to Pegasystems' obligations under this Agreement. Pegasystems agrees to not use this access for direct or indirect selling or marketing of Pegasystems products without the express permission and consent of FDR.

The terms of this Exhibit C shall be applicable only during the Support and
                  ---------
Maintenance Period.

                                    EXHIBIT D

                        SUPPORT AND MAINTENANCE; TRAINING

Pegasystems Resources:

Pegasystems shall make resources available to FDR for workflow architecture and product development services when and as requested by FDR at the rates set forth in Exhibit G, less a discount of 15%. As reasonably requested by FDR,
   ---------
Pegasystems will support FDR, including working directly with End Users or prospects. Should resolving a problem dictate that a change to Software is required, Pegasystems will be responsible for making a Software modification.

Software Maintenance and Enhancement Releases:

Pegasystems will support the evolution of the Software through its product enhancement program that provides:

     .    Patch releases to address software errors and problems and are made
          --------------
          available on an as-needed basis. Pegasystems will address critical issues for FDR or End Users who need immediate response and then incorporate the changes in the next Maintenance or Version release.

     .    Maintenance releases to provide new functionality and fixes to address
          --------------------
          Software issues. Pegasystems anticipates two to four maintenance releases per year.

     .    Version releases to provide major enhancements to the functionality or
          ----------------
          the introduction of new capabilities. Pegasystems anticipates one version release per 9 to 12 months.

     .    Documentation releases updating documentation to reflect release or
          ----------------------
          version changes. Documentation releases include updates to Online Help and are provided on an as-needed basis with all Maintenance and Version releases. Pegasystems will make all documentation available to FDR in electronic format.


Technical Support:

Pegasystems will provide technical support and assistance to FDR's internal users on both usage and technical issues. Pegasystems will establish a high-quality, FDR specific support team responsible for:

     .    capacity planning and defining system & network topology

     .    identifying, designing and building interfaces

     .    setting up systems environment and installing applications

   . setting up operational and maintenance procedures for ongoing production

   . troubleshooting implementation and ongoing production issues

   . monitoring production and exploring options for improving operational productivity and efficiency

   . training the FDR staff to achieve a high level of self-sufficiency in the use, deployment and support of the Software

Pegasystems emergency technical support will be available on a 7 day, 24 hour basis. The support team will make extensive use of telecommunications facilities to diagnose and troubleshoot problems. If necessary and as reasonably requested by FDR, Pegasystems will also provide on-site support (at either FDR facilities or on End User premises) to address critical problems.

Pegasystems refers to its technical support philosophy as providing "Private Banker" style individual service (as distinguished from a Help Desk or generic support infrastructure). In addition to Private Banker support, Pegasystems will provide

A.   Online Customer Support access to FDR staff to the ACTION! system used
     -----------------------
     within Pegasystems to manage and respond to customer issues.

B.   Newsletters to inform users of upcoming developments, known problems and
     -----------
     operational recommendations.

C.   Advisory Board access to consult with Pegasystems development staff on
     --------------
     enhancements or opportunities to improve the capability or resiliency of the system.


All Technical Support services rendered related to issues not attributed to the Software shall be provided at Pegasystems regular rates set forth in Exhibit G,
                                                                     ---------
less a discount of 15%.


Training

When requested by FDR, Pegasystems will provide training and education services to FDR that consist of:

A.   Training for Workflow Architects that instructs them in how to develop and
     --------------------------------
     maintain Templates.

B.   Training on system support and implementation including training on how to
     ---------------------------------------------
     install and configure Software and Derivative Works.

C.   Training on System Administration will be made available to technical
     ---------------------------------
     support staff.

D.   Training on Designing Workflows and Templates using PegaSTAR, Pegasystems'
     ---------------------------------------------
     Structured Technique for Analysis and Reengineering.

E.   Training on future system enhancements and releases.
     ---------------------------------------------------

The above training will be based on FDR access to Pegasystems standard Training Courses, supplemented with specialized education from trainers and other staff. Pegasystems will make its standard course material available to FDR in both hard copy and electronic format for FDR to personalize as Evolve documentation.

In addition to the above formal training, if requested by FDR, Pegasystems will provide consulting and education to FDR internal technical staff on the technical and implementation architecture of the system. Pegasystems will also provide design and technical assistance to facilitate FDR internal use of the system.

All training services shall be provided at Pegasystems regular rates set forth in Exhibit G, less a discount of 15%.
   ---------

Software and Platform Support

On FDR's request, Pegasystems will provide End User technical support to FDR customers for Customer Support Services to handle issues or problems being experienced by FDR staff or End Users. Such support shall include:

     .   Emergency telephone support

     .   Emergency dial-in support

     .   Software error resolution

     .   Software configuration troubleshooting

     .   Performance improvement recommendations

All such services shall be provided at Pegasystems regular rates set forth in Exhibit G, less a discount of 15%.
---------

                                    EXHIBIT E

                     END USER AGREEMENT TERMS AND CONDITIONS

Every End User Agreement entered into by FDR with an End User for use of the Software and Derivative Works on a computer operated by or for the End User, shall include the following contractual provisions. These requirements shall not apply to any End User Agreement for Evolve e-Customer Service, OPCF or other Derivative Work where Software is not licensed for use by the End User on a computer operated by or for the End User.

1. Restrict the End User's use of the Software or Derivative Work: (i) to object code (subject to commercially-reasonable independent third party escrow arrangements allowing the End User access to the source code only upon the bankruptcy or insolvency of Pegasystems); and to use in connection with Products.

2. Prohibit any assignment, timesharing, rental, or hypothecation of the Software or Derivative Work, or their use by any Third Party other than the End User. 3. Prohibit the passing or transfer of any right, title, or interest to the Software or the Derivative Work to the End User or any other Third Party (except for the non-exclusive and non-transferable right to use the Software or Derivative Work for the specific work processing purposes stated).

4. Prohibit any reverse engineering, disassembly, recompilation, modification, or duplication (except for back-up purposes) of the Software or Derivative Work.
5. For End Users located in the United States, specify that the law governing such End User agreement shall be the law of any U.S. state or the District of Columbia, and provide for a U.S. venue to adjudicate disputes arising thereunder. For End Users located in Canada, specify that the law governing such End User agreement shall be the law of any Canadian province, and provide for a Canadian venue to adjudicate disputes arising thereunder.

6.   Except for Pegasystems' indemnity obligations pursuant to Section 8.2(b):
                                                               --------------
(i) disclaim in a conspicuous manner (and at least as conspicuous as FDR disclaims its own liability), specifically mentioning Pegasystems, Pegasystems' liability for all damages and claims, whether direct, indirect, incidental, consequential, or punitive, and all attorneys' fees and costs, arising from the End User's use of the Software or Derivative Work; (ii) limit the End User's and a Third Party's rights to assert claims for damages against Pegasystems and, without limiting the scope of the foregoing, disclaim the End User's or a Third Party's rights to assert claims for damages against Pegasystems; and, (iii) without limiting the scope of the foregoing, disclaim the End User's or a Third Party's right to assert claims against Pegasystems as a third party beneficiary of this Agreement, or otherwise.

7. Require the End User, at the termination of its End User agreement with FDR, to immediately discontinue use of the Software or Derivative Work, and immediately return to FDR all copies of the Software or Derivative Work and any documentation provided pursuant to an End User Agreement or otherwise.

8. Prohibit publication or dissemination by the End User of any results of benchmark or other testing run on the Software or Derivative Work.

9. Require the End User to maintain the non-public and proprietary character of the Software or Derivative Work.

10. Require the End User to comply fully with all applicable laws and regulations (including relevant export U.S. restrictions and regulations to assure that the Software or Derivative Work are not, directly or indirectly, exported in violation of U.S. law).

11. If such End User Agreement permits the End User to develop work flows or templates specific to it, limit such right to the terms of the End User Agreement, and prohibit the End User from selling or reselling, licensing or relicensing, or otherwise marketing or making available to any Third Party any work flows or templates.

                                    EXHIBIT F

                  LETTER AGREEMENT WITH RESPECT TO CONTINUATION
                          OF EXISTING ESCROW AGREEMENT


                                  [Insert Date]



Michael C. Amiri
Fort Knox Escrow Services, Inc.
3539 A Church Street
Clarkson, Georgia 30021-1717

Dear Mr. Amiri:


          Fort Knox Escrow Services, Inc ("Escrow Agent"), Pegasystems Inc. ("Pegasystems") and First Data Resources Inc. ("FDR") are parties to a Source Code Escrow Agreement dated October 9, 1997 ("Escrow Agreement"). This letter is being sent to Escrow Agent jointly by Pegasystems and FDR to confirm the parties mutual agreements and understandings with respect to the amendment of the Escrow Agreement under Section 10(d) thereof.

          1. The Escrow Agreement was entered into pursuant the Software License and Support Agreement between Pegasystems and FDR dated June 27, 1997 ("Original Agreement"). Effective March 1, 2002, Pegasystems and FDR have mutually agreed to terminate the Original Agreement, and to replace it with a Refreshed Software License and Support Agreement dated as of March 1, 2002 ("Refreshed Agreement").

          2. Escrow Agent, Pegasystems and FDR hereby agree that the termination of the Original Agreement shall not be deemed to be a event of termination under
Section 7(a) of the Escrow Agreement.

          3. Pegasystems and FDR acknowledge that the termination of the Original Agreement shall not in any way be deemed to be a release event under
Section 5(b) of the Escrow Agreement.

          4. Escrow Agent, Pegasystems and FDR hereby agree that the Escrow Agreement shall remain in full force and effect, except effective as of March 1, 2002 (i) the references to the Original Agreement in the following sections and exhibit paragraphs of the

Escrow Agreement shall be deemed to be references to the Refreshed Agreement:
Section 2, Section 5(b), Section 7(a), Section 9, Exhibit A, first paragraph on page A-1, Exhibit A, last paragraph on page A-3; and (ii) termination of the Refreshed Agreement under the circumstances set forth in Section 9.4(e) thereof shall be deemed to be a release event under Section 5(b) of the Escrow Agreement.

If the foregoing accurately expresses our agreements and understandings, please sign the attached copies of this letter and return one copy to Pegasystems and the other copy to FDR, at the addresses indicated in Section 10(h) of the Escrow Agreement.


Very truly yours,

Pegasystems Inc                    First Data Resources Inc.


By:  ___________________           By:  _____________________




AGREED and ACCEPTED:





Fort Knox Escrow Services, Inc.






By:  ________________________


Date:  _______________________

                                    EXHIBIT G


                          PEGASYSTEMS' PRICING SCHEDULE


Pegasystems will make resources available to FDR at its then-current regular and published rates, less a discount of 15%. Rates for services are subject to supplemental billing for reasonable and actual travel expenses. Rates may change on ninety (90) days written notice, and Pegasystems agrees that its rates will be in line with rates from comparable firms. Pegasystems will make available to FDR slots in its standard training courses at Pegasystems' then-current rates less 15%.

Any travel of Pegasystems personnel to be reimbursed by FDR shall be approved in advance by FDR, and shall be undertaken in accordance with FDR's established travel policy, a copy of which is attached hereto as Appendix G-1. FDR may modify its travel policy from time to time at its discretion. Upon completion of approved travel, Pegasystems shall provide to FDR an itemized report of all transportation, hotel accommodation, and other reasonable and necessary living expenses incurred in connection with such travel, and the supporting documentation therefor.

                                  APPENDIX G-1

                                FDR TRAVEL POLICY

I. Purpose -- Due to the financial responsibility related with business travel, First Data has established this Policy for travel expenditures and determination of need to travel. The Policy ensures operationally responsive and cost effective uses of business travel and maximizes Company gain from travelers' use of approved vendors.

II. Purpose and Scope -- The First Data Smart Travel policy promotes alternatives to trips and cost-efficient travel. The policy currently applies to U.S.-based First Data employees only, and it is to be used in conjunction with the First Data Global Travel & Entertainment Guidelines. (Smart Travel details for international employees will be developed.)

III. To stay in compliance with the Smart Travel Policy, all First Data employees must meet these requirements:

     A. Consider the use of travel alternatives to accomplish your business objective. Alternatives include teleconferencing, Web conferencing, and/or video conferencing.
     B. Consider use of First Data facility meeting rooms before seeking an off-site location.
     C. Travel objectives should include revenue generation and/or expense savings for First Data.
     D.  Combine multi-purposes into a single trip when possible.
     E. If you determine travel is essential, submit a Travel Authorization form.
     F. Obtain travel approval from a member of the Executive Committee through the Travel Authorization form.
     G.  Book all corporate travel through the designated travel agencies.
     H. Use the preferred suppliers offered by the designated travel agencies for airline tickets, hotels, and car rentals.*
     I.  Accept the lowest airfare offered by the designated travel agency.*
     J. Purchase airline tickets as far in advance as possible--no less than seven days in advance of travel.*
     K. Purchase non-refundable airline tickets that can be used for future travel if your original trip is changed or cancelled.*

For a list of preferred travel suppliers, please go to FirstWeb at www.firstweb.1dc.com. Click on Tool Box on the top tool bar and then, under
--------------------
General Tools, choose Corporate Travel.

*See the following page for an example of price differences for airline ticket purchases.

                         Example of Airline Ticket Fares

                     When Purchased Under Various Conditions

----------------------------------------------------------------------------------------------
  Denver To LaGuardia        United      Frontier   American*           Best Fare**
----------------------------------------------------------------------------------------------
Advance Purchase:  No        $1,686      $1,136     $1,531       Frontier lowest by $550
Saturday Stay:  No
Refundable
----------------------------------------------------------------------------------------------
Advance Purchase:  No           N/A      $  451        N/A       Frontier lowest by $1,235
Saturday Stay:  No
Nonrefundable
----------------------------------------------------------------------------------------------
Advance Purchase: 7 Day      $  536      $  451     $  606       Frontier lowest by $1,235
Saturday Stay:  No
Nonrefundable
----------------------------------------------------------------------------------------------
Advance:  14 Day             $  511      $  257     $  561       Frontier lowest by $1,429
Saturday Stay:  No
Nonrefundable
----------------------------------------------------------------------------------------------
Advance:  21 Day             $  411      $  230     $  468       Frontier lowest by $1,456
Saturday Stay:  No
Nonrefundable
----------------------------------------------------------------------------------------------

*American has no direct flight from Denver to LaGuardia. Prices based on connecting flights with a window of less than two hours.

**Best fare calculations based on highest fare noted of $1,686 (United: No Advance/No Saturday stay over/Refundable).

Note 1: There are significant price differences in purchases less than 7 days in advance of travel versus purchases made at least 7 days before travel. Also, there are significant differences in less-than-7-day advance refundable and nonrefundable purchases.

Note 2: There is no price change if traveler stays over during the week. The only difference occurs with a Saturday stay over.

Note 3: The price break for a Saturday stay over is not significant if the ticket is purchased at least 7 days in advance of travel.

                                    EXHIBIT H

                              SOFTWARE LICENSE FEES

--------------------------------------------------------------------------------
                 MONTH                            AMOUNT OF PAYMENT
--------------------------------------------------------------------------------
March 2002                                         $  1,950,378.85
--------------------------------------------------------------------------------
April 2002                                            1,950,378.85
--------------------------------------------------------------------------------
May 2002                                              1,950,378.85
--------------------------------------------------------------------------------
June 2002                                             1,950,378.85
--------------------------------------------------------------------------------
July 2002                                             1,950,378.85
--------------------------------------------------------------------------------
August 2002                                           1,950,378.85
--------------------------------------------------------------------------------
September 2002                                        1,950,378.85
--------------------------------------------------------------------------------
October 2002                                          1,950,378.85
--------------------------------------------------------------------------------
November 2002                                         1,950,378.85
--------------------------------------------------------------------------------
December 2002                                         1,950,378.85
--------------------------------------------------------------------------------
January 2003                                          1,179,545.45
--------------------------------------------------------------------------------
February 2003                                         1,179,545.45
--------------------------------------------------------------------------------
March 2003                                            1,179,545.45
--------------------------------------------------------------------------------
April 2003                                            1,179,545.45
--------------------------------------------------------------------------------
May 2003                                              1,179,545.45
--------------------------------------------------------------------------------
June 2003                                             1,179,545.45
--------------------------------------------------------------------------------
July 2003                                             1,179,545.45
--------------------------------------------------------------------------------
August 2003                                           1,179,545.45
--------------------------------------------------------------------------------
September 2003                                        1,179,545.45
--------------------------------------------------------------------------------
October 2003                                          1,179,545.45
--------------------------------------------------------------------------------
November 2003                                         1,179,545.45
--------------------------------------------------------------------------------
December 2003                                         1,179,545.45
--------------------------------------------------------------------------------
2004+                                                           -0-
--------------------------------------------------------------------------------

                                    EXHIBIT I

                                EXHIBIT I CLIENTS


The term "Exhibit I Clients" shall mean and include the five (5) FDR customers
          ---------
with the largest number of Active Accounts, excluding [* - confidential information filed separately with the SEC] and [* - confidential information filed separately with the SEC] and the successor in interest to either of them. Upon execution of this Agreement, FDR will provide Pegasystems a list of the then-current Exhibit I Clients. Thereafter, during the term of this
                 ---------
Agreement, FDR will notify Pegasystems of any change in the Exhibit I Clients within fifteen (15) days after the end of a calendar quarter during which such a change occurred. For purposes of Section 5.1(d), for the three (3) year period
                                 ------- -----
beginning on the Effective Date, any usage of an Evolve Application by [* - confidential information filed separately with the SEC] shall not count toward the calculation of the Active Account Fee or the Active Account Credit.

In addition, until the Active Account Credit is fully satisfied, within fifteen
(15) days after the end of a calendar quarter, FDR shall provide a written report to Pegasystems on the amount of unused Active Account Credit referenced in Section 5.1(d) herein and a summary of the fees that would be applied to such Active Account Credit.